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                                                                   EXHIBIT 10.28

                               EQUIPMENT SCHEDULE
                           (Quasi Lease - Fixed Rate)
                                 SCHEDULE NO. 5

                            DATED THIS DEC. 21, 2000
                            TO MASTER LEASE AGREEMENT
                           DATED AS OF MARCH 27, 1997

Lessor & Mailing Address:                          Lessee & Mailing Address:
General Electric Capital Corporation               SigmaTron International, Inc.
2400 E. Katella Avenue Suite 800                   2201 Landmeier Rd.
Anaheim, CA  92806                                 Elk Grove Village, IL  60007

This schedule is executed pursuant to, and incorporates by reference the terms and conditions of, and capitalized terms not defined herein shall have the meanings assigned to them in, the Master Lease Agreement identified above ("AGREEMENT", said Agreement and this Schedule being collectively referred to as "LEASE"). This Schedule, incorporating by reference the Agreement, constitutes a separate instrument of lease.

A. EQUIPMENT: Subject to the terms and conditions of the Lease, Lessor agrees to lease to Lessee the Equipment described below (the "EQUIPMENT").

Number     Capitalized
of Units   Lessor's Cost    Manufacturer                  Serial Numbers    Year/Model and Type of Equipment
--------   -------------    ------------                  --------------    --------------------------------
1          $ 68,508.00      Speedline Technologies        VC-1105537-01     Vcctra Wavesoldering System
1          $ 41,241.00      Ultrasonic Systems, Inc.                        Opti Flux Spray Fluxer System
1          $173,557.88      Universal Instruments Corp.   EQT. #: 10044486  Basic S.H. Adjustable Workboard
1          $ 14,549.59      Agueous Technologies                            AQ-201/SC Ultrasonic Stencil Cleaner

Equipment immediately listed above is location at: STD COMPONENTS DE MEXICO. ACUNA, MEXICO County, MX 950000000

B.   FINANCIAL TERMS

---- ----------------------------------------------- ---- ----------------------------------------
1.   Advance Rent (if any):  $9,581.15.              6.   Lessee Federal Tax ID No.:  36-3918470.
---- ----------------------------------------------- ---- ----------------------------------------
2.   Capitalized Lessor's Cost:  $297,856.47.        7.   Last Delivery Date:  DECEMBER 31, 2000.
---- ----------------------------------------------- ---- ----------------------------------------
3.   Basic Term (No. of Months):  36 MONTHS.         8.   Daily  Lease Rate Factor: .02883%.
---- ----------------------------------------------- ---- ----------------------------------------
4.   Basic Term Lease Rate Factor:  3.2167%.         9.   Interest Rate: 10.3787%. PER ANNUM.
---- ----------------------------------------------- ---- ----------------------------------------
5.   Basic Term Commencement Date:  DEC. 21, 2000.   10.  Option Payment:  $1.00
---- ----------------------------------------------- ---- ----------------------------------------

11. First Termination Date: THIRTY-SIX (36) months after the Basic Term Commencement Date.

12. Interim Rent: For the period from and including the Lease commencement Date to the Basic Term Commencement Date ("INTERIM PERIOD"), Lessee shall pay as rent ("INTERIM RENT") for each unit of equipment, the product of the Daily Lease Rate Factor times the Capitalized Lessor's Cost of such unit times the number of days in the Interim Period. Interim Rent shall be due on N/A____.

13. Basic Term Rent. Commencing on Dec. 21, 2000 and on the same day of each month thereafter (each, a "RENT PAYMENT DATE") during the Basic Term, Lessee shall pay as rent ("BASIC TERM RENT") the product of the Basic Term Lease Rate Factor times the Capitalized Lessor's Cost of all Equipment on this Schedule.

14. Lessee agrees and acknowledges that the Capitalized Lessor's Cost of the Equipment as stated on the Schedule is equal to the fair market value of the Equipment on the date hereof.

15. Adjustment to Capitalized Lessor's cost. Lessee hereby irrevocably authorizes Lessor to adjust the Capitalized Lessor's Cost up or down by no more than ten percent (10%) to account for equipment change orders, equipment returns, invoicing errors and similar matters. Lessee acknowledges and agrees that the Rent shall be adjusted as a result of such change in the Capitalized Lessor's Cost. Lessor shall send Lessee a written notice stating the final Capitalized Lessor's Cost, if different from that disclosed on this Schedule.

C. INTEREST RATE: Interest shall accrue from the Lease Commencement Date through and including the date of termination of the Lease.

D.   PROPERTY TAX

     APPLICABLE TO EQUIPMENT LOCATION IN ACUNA, MEXICO: Lessee agrees that it will (a) list all such Equipment, (b) report all property taxes assessed against such Equipment and (c) pay all such taxes when due directly to the appropriate taxing authority

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     until lessor shall otherwise direct in writing. Upon request of Lessor,
     Lessee shall promptly provide proof of filing and proof of payment to Lessor.

     Lessor may notify Lessee (and Lessee agrees to follow such notification) regarding any changes in property tax reporting and payment responsibilities.

E.   ARTICLE 2A NOTICE

     IN ACCORDANCE WITH THE REQUIREMENTS OF ARTICLE 2A OF THE UNIFORM COMMERCIAL CODE AS ADOPTED IN THE APPLICABLE STATE, LESSOR HEREBY MAKES THE FOLLOWING DISCLOSURES TO LESSEE PRIOR TO EXECUTION OF THE LEASE, (A) THE PERSON(S) SUPPLYING THE EQUIPMENT IS SPEEDLINE TECHNOLOGIES, ULTRASONIC SYSTEMS, INC., UNIVERSAL INSTRUMENTS CORPORATION AND AQUEOUS TECHNOLOGIES (THE "SUPPLIER(S)"), (B) LESSEE IS ENTITLED TO THE PROMISES AND WARRANTIES, INCLUDING THOSE OF ANY THIRD PARTY, PROVIDED TO THE LESSOR BY SUPPLIER(S), WHICH IS SUPPLYING THE EQUIPMENT IN CONNECTION WITH OR AS PART OF THE CONTRACT BY WHICH LESSOR ACQUIRED THE EQUIPMENT AND (C) WITH RESPECT TO SUCH EQUIPMENT, LESSEE MAY COMMUNICATE WITH SUPPLIER(S) AND RECEIVE AN ACCURATE AND COMPLETE STATEMENT OF SUCH PROMISES AND WARRANTIES, INCLUDING ANY DISCLAIMERS AND LIMITATIONS OF THEM OR OF REMEDIES. TO THE EXTENT PERMITTED BY APPLICABLE LAW, LESSEE HEREBY WAIVES ANY AND ALL RIGHTS AND REMEDIES CONFERRED UPON A LESSEE IN ARTICLE 2A AND ANY RIGHTS NOW OR HEREAFTER CONFERRED BY STATUTE OR OTHERWISE WHICH MAY LIMIT OR MODIFY ANY OF LESSOR'S RIGHTS OR REMEDIES UNDER THE DEFAULT SECTION OF THE AGREEMENT.

F.   STIPULATED LOSS AND TERMINATION VALUE TABLE*


                                                               stipulated
                                      termination                    lost
                  payment                   value                   value
                   number               % of cost               % of cost

                        1                  99.783                 103.743
                        2                  97.404                 101.282
                        3                  95.003                  98.801
                        4                  92.582                  96.299
                        5                  90.141                  93.776
                        6                  87.678                  91.232
                        7                  85.193                  88.666
                        8                  82.687                  86.079
                        9                  80.160                  83.471
                       10                  77.611                  80.840
                       11                  75.039                  78.188
                       12                  72.446                  75.513
                       13                  69.829                  72.816
                       14                  67.191                  70.096
                       15                  64.529                  67.354
                       16                  61.845                  64.588
                       17                  59.137                  61.799
                       18                  56.406                  58.987
                       19                  53.651                  56.151
                       20                  50.872                  53.291
                       21                  48.070                  50.408
                       22                  45.243                  47.500
                       23                  42.391                  44.567
                       24                  39.515                  41.610
                       25                  36.615                  38.628
                       26                  33.689                  35.621
                       27                  30.737                  32.589
                       28                  27.761                  29.531
                       29                  24.758                  26.447
                       30                  21.729                  23.338
                       31                  18.675                  20.202
                       32                  15.594                  17.040
                       33                  12.486                  13.851
                       34                   9.351                  10.635
                       35                   6.189                   7.392
                       36                   3.000                   4.122

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     *The Stipulated Loss Value or Termination Value for any unit of Equipment shall be the Capitalized Lessor's Cost of such unit multiplied by the appropriate percentage derived from the above table. In the event that the Lease is for any reason extended, then the last percentage figure shown above shall control throughout any such extended term.

G.   MODIFICATIONS AND ADDITIONS FOR THIS SCHEDULE ONLY

     For purposes of this Schedule only, the Agreement is amended as follows:

     1. The LEASING Section subsection (a) of the Lease is hereby deleted in its entirety and the following substituted in its stead:

        a) Subject to the terms and conditions set forth below, Lessor agrees to lease to Lessee, and Lessee agrees to lease from Lessor, the equipment ("Equipment") described in Annex A to any schedule hereto ("Schedule") or, if applicable, to Section A of any Schedule. Terms defined in a Schedule and not otherwise defined herein shall have the meanings ascribed to them in such Schedule.

     2. LEASE TERM OPTIONS

        Lessee hereby irrevocably agrees to purchase the Equipment upon the expiration of the Basic Term. Lessee shall pay the Lessor the purchase price of One dollars ($1.00) in cash for the Equipment, on or before____________________.

     THE EQUIPMENT SHALL BE SOLD TO LESSEE AND POSSESSION MADE AVAILABLE TO LESSEE" AS-IS" AND "WHERE-IS"; LESSOR WILL NOT MAKE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO ANY WARRANTY AS TO FITNESS FOR ANY PARTICULAR OR OTHER PURPOSE, MERCHANTABILITY, OR PATENT INFRINGEMENT, EXCEPT THAT LESSOR SHALL HAVE THE RIGHT TO SELL THE EQUIPMENT AND SHALL TRANSFER TO LESSEE GOOD TITLE FREE AND CLEAR OF ANY SUPERIOR LIEN OR ENCUMBRANCE CREATED BY LESSOR. LESSEE IS LIABLE FOR ANY TAXES PAYABLE AS A RESULT OF THIS SALE.
H.   PAYMENT AUTHORIZATION

     You are hereby irrevocably authorized and directed to deliver and apply the proceeds due under this schedule as follows:


      COMPANY NAME                   ADDRESS                         AMOUNT
      ------------                   -------                         ------
      Speedline Technologies         2707 Collections Center Dr.     $ 68,508.00
                                     Chicago, IL  60693

      Aqueous Technologies           9785 Crescent Center Dr., Unit  $ 14,549.59
                                     #302
                                     Rancho Cucamonga, CA  91730

      SigmaTron International, Inc.  2201 Landmeier Road             $214,798.88
                                     Elk Grove Village, Il 6007


     This authorization and direction is given pursuant to the same authority authorizing the above-mentioned financing.

     Except as expressly modified hereby, all terms and provisions of the Agreement shall remain in full force and effect. This Schedule is not binding or effective with respect to the Agreement or Equipment until executed on behalf of Lessor and Lessee by authorized representative of Lessor and Lessee, respectively.

     IN WITNESS WHEREOF, Lessee and Lessor have caused this Schedule to be executed by their duly authorized representatives as of the date first above written.


LESSOR:                                      LESSEE:
GENERAL ELECTRIC CAPITAL CORPORATION         SIGMATRON INTERNATIONAL, INC.


By: /s/ Patrick J. Streidl                   By: /s/ Linda K. Blake
    ------------------------------------         -------------------------------

Name:  Patrick J. Streidl                    Name:  Linda K. Blake
    ------------------------------------         -------------------------------

Title:  Risk Analyst                         Title:  Chief Financial Officer
    ------------------------------------         -------------------------------